EXHIBIT 23.1
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                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS









The Board of Directors and Stockholders

VIVUS, Inc.:

We consent to the use of our report dated January 17, 2003, incorporated by reference herein, with respect to the consolidated balance sheet of VIVUS, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations and other comprehensive (loss) income, stockholders' equity and cash flows for the year then ended, and the related financial statement schedule, which report appears in the December 31, 2002 Annual Report on Form 10-K of Vivus, Inc., which is incorporated by reference herein.


                                                          /s/ KPMG, LLP



San Francisco, California
July 14, 2003